Exhibit 99.1
CTPartners Executive Search Inc. Announces Exercise of Over-Allotment Option
NEW YORK, Dec. 27, 2010 /PRNewswire-FirstCall/ — CTPartners Executive Search Inc., a leading global retained executive search firm, announced today that the underwriters of its recently completed initial public offering of common stock have fully exercised their over-allotment option to purchase 346,153 additional shares of common stock from the company at the initial public offering price of $13.00 per share. Including the proceeds from the sale of these additional shares, the gross proceeds from the company’s initial public offering are approximately $32.08 million.
William Blair & Company, L.L.C. acted as the sole book-running lead manager and C.L. King & Associates, Inc. acted as co-manager for this offering. The offering of the securities was made only by means of a written prospectus forming a part of the effective registration statement. A copy of the prospectus related to this offering may be obtained by contacting William Blair & Company, L.L.C., Attention: Prospectus Department, 222 West Adams, Chicago, Illinois 60606, telephone (800) 621-0687. An electronic copy of such prospectus is also available on the web site of the SEC at http://www.sec.gov.
This press release shall not constitute an offer to sell or a solicitation of an offer to buy any of the securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.
About CTPartners
CTPartners is a leading performance-driven executive search firm serving clients across the globe. Committed to a philosophy of partnering with its clients, CTPartners offers a proven record in C-Suite, top executive, and board searches, as well as expertise serving private equity and venture capital firms.
With origins dating back to 1980, CTPartners serves clients with a global organization of more than 300 professionals and employees, offering expertise in board advisory services and executive recruiting services in the consumer, financial services, life sciences, industrial, professional services, retail, and technology, media and telecom industries. Headquartered in New York, CTPartners has 21 offices in 14 countries.
Safe Harbor Statement
The following is a Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:
This press release includes forward-looking statements. As a general matter, forward-looking statements reflect our current expectations and projections relating to our financial condition, results of operations, plans, objectives, future performance and business. These statements may be identified by the use of forward looking terminology such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “approximately,” “predicts,” “intends,”

“plans,” “estimates,” “anticipates,” or the negative version of those words or other comparable words, but the absence of these words does not necessarily mean that a statement is not forward-looking. The Private Securities Litigation Reform Act of 1995 provides a safe harbor for the disclosure of forward-looking statements.
The forward-looking statements contained in this press release are based upon our historical performance, current plans, estimates, expectations and other factors we believe are appropriate under the circumstances. The inclusion of this forward-looking information should not be regarded as a representation by us that the future plans, estimates or expectations contemplated by us will be achieved since these forward-looking statements are subject to various risks and uncertainties and assumptions relating to our operations, financial results, financial condition, business prospects, growth strategy and liquidity. If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, our actual results may vary materially from those indicated in these statements. Some of the key uncertainties and factors that could affect our future performance and cause actual results to differ materially from those expressed or implied by forward-looking statements are: our expectations regarding our revenues, expenses and operations and our ability to sustain profitability; our ability to recruit and retain qualified executive search consultants to staff our operations appropriately; our ability to expand our customer base and relationships, especially given the off-limit arrangements we are required to enter into with certain of our clients; further declines in the global economy and our ability to execute successfully through business cycles; our anticipated cash needs; our anticipated growth strategies and sources of new revenues; unanticipated trends and challenges in our business and the markets in which we operate; social or political instability in markets where we operate; the impact of foreign currency exchange rate fluctuations; price competition; the ability to forecast, on a quarterly basis, variable compensation accruals that ultimately are determined based on the achievement of annual results; and the mix of profit and loss by country in which we operate.
The above list should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in our Registration Statement on Form S-1. The forward looking statements included in this press release are made only as of the date hereof. We do not undertake any obligation to update or review any forward-looking statement, whether as a result of new information, future developments or otherwise. You should, however, review the factors and risks we describe in the reports we will file from time to time with the Securities and Exchange Commission.
Contact:
CTPartners Executive Search Inc.
Jennifer Silver
Partner, Director of Marketing & Investor Relations
Tel: 877-439-9229
Email: ir@ctnet.com